SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               AIM UTILITIES FUND

A Special Meeting ("Meeting") of Shareholders of AIM Utilities Fund, an investment portfolio of AIM Sector Funds, a placeStateDelaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

 (1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

 (2)(a) Approve modification of fundamental restriction on issuer diversification.

 (2)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

 (2)(c) Approve modification of fundamental restriction on underwriting securities.

 (2)(d) Approve modification of fundamental restriction on industry concentration.

 (2)(e) Approve modification of fundamental restriction on real estate investments.

 (2)(f) Approve modification of fundamental restriction on purchasing or selling commodities.

 (2)(g)  Approve modification of fundamental restriction on making loans.

 (2)(h) Approve modification of fundamental restriction on investment in investment companies.

 (3)     Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                                                                     Withheld/           Broker
Matter                                                             Votes For    Votes Against       Abstentions         Non-Votes
------                                                             ---------    -------------       -----------         ---------



(1)     Approve a new  sub-advisory  agreement  between Invesco
        Aim  Advisors,  Inc. and each of AIM Funds  Management,
        Inc.;  Invesco  Asset  Management  Deutschland,   GmbH;
        Invesco  Asset   Management   Limited;   Invesco  Asset
        Management (Japan) Limited;  Invesco Australia Limited;
        Invesco Global Asset Management  (N.A.),  Inc.; Invesco
        Hong Kong Limited;  Invesco Institutional (N.A.), Inc.;
        and Invesco Senior Secured Management, Inc.............. 9,461,788         425,579            430,120           2,406,247
(2)(a)  Approve modification of fundamental restriction on
        issuer diversification...................................9,400,106.        504,174            413,206           2,406,247
(2)(b)  Approve modification of fundamental restrictions on
        issuing senior securities and borrowing money............9,375,814..       533,422            408,251           2,406,247
(2)(c)  Approve modification of fundamental restriction on
        underwriting securities..................................9,384,809.        539,855            392,822           2,406,248
(2)(d)  Approve modification of fundamental restriction on
        industry concentration...................................9,403,970.        510,718            402,799           2,406,247
(2)(e)  Approve modification of fundamental restriction on
        real estate investments..................................9,376,465.        537,855            403,167           2,406,247
(2)(f)  Approve modification of fundamental restriction on
        purchasing or selling
        commodities..................................            9,373,099         528,294            416,094           2,406,247
(2)(g)  Approve modification of fundamental restriction on
        making loans.............................................9,356,983.        552,194            408,310           2,406,247
(2)(h)  Approve modification of fundamental restriction on
        investment in investment
        companies.................................               9,331,001         570,934            415,551           2,406,248

                                                                                                     Withheld/           Broker
Matter                                                               Votes For  Votes Against       Abstentions         Non-Votes
------                                                               ---------   -----------       -----------         ---------

(3)     Approve  making the  investment  objective  of the fund
        non-fundamental..........................................9,237,746.        644,044            435,697           2,406,247

The Meeting was adjourned until March 28, 2008, with respect to the following proposals:

 (1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

 (2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                                                     Withheld/
Matter                                                               Votes For    Abstentions*  *
------                                                               ---------    -----------

(1)*   Bob R. Baker.................................88,717,373                      5,671,001
       Frank S. Bayley..............................88,801,632                      5,586,742
       James T. Bunch...............................88,783,538                      5,604,836
       Bruce L. Crockett............................88,756,632                      5,631,742
       Albert R. Dowden.............................88,815,368                      5,573,006
       Jack M. Fields...............................88,844,546                      5,543,828
       Martin L. Flanagan...........................88,815,726                      5,572,648
       PersonNameCarl Frischling....................88,754,426                      5,633,948
       PersonNamePrema Mathai-Davis.................88,771,961                      5,616,413
       Lewis F. Pennock.............................88,765,374                      5,623,000
       PersonNameLarry Soll, Ph.D...................88,747,542                      5,640,832
       Raymond Stickel, Jr. ........................88,770,784                      5,617,590
       Philip A. Taylor.............................88,815,765                      5,572,609

                                                                                                    Withheld/            Broker
                                                                     Votes For  Votes Against      Abstentions         Non-Votes
                                                                     ---------  ------------      -----------         ---------

(2)*   Approve an amendment to the Trust's Agreement and
       Declaration of Trust that would permit the Board of
       Trustees of the Trust to terminate the Trust, the Fund,
       and each other series portfolio of the Trust, or a
       share class without a shareholder vote................... 62,725,184       9,531,367         3,263,444          18,868,379

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026317.

* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Sector Funds.

**  Includes Broker Non-Votes.